EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 0F THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Westwood One, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Edward A. Mammone, Senior Vice President, Finance and Principal Accounting Officer of the Company, certify that to my knowledge:
1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ EDWARD A. MAMMONE
Edward A. Mammone
March 31, 2010
This statement is being furnished to the Securities and Exchange Commission as an exhibit to this Annual Report on Form 10-K.
A signed original of this written statement required by Section 906 has been provided to Westwood One, Inc. and will be retained by Westwood One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.